EXHIBIT 99.1

STATE OF NORTH CAROLINA		IN THE GENERAL COURT OF JUSTICE SUPERIOR COURT DIVISION
COUNTY OF WAKE		07 CVS 20453

DAVID SHAEV PROFIT SHARING

ACCOUNT F/B/O NORA VIDES, on

Behalf of Itself and All Others Similarly

Situated,

Plaintiff,

WASTE INDUSTRIES USA INC.,

LONNIE C. POOLE, JR., JIM W.

PERRY, PAUL F. HARDIMAN, GLENN

E. FUTRELL, and JAMES A. WALKER,

Defendants.

	) ) ) ) ) ) ) ) ) ) ) )	ORDER OF VOLUNTARY DISMISSAL

THIS CAUSE, designated a complex business case by Order of the Chief Justice of the Supreme Court of North Carolina, pursuant to section 7A-45.4(b) of the General Statutes of North Carolina, and assigned to the undersigned Special Superior Court Judge for Complex Business Cases, by Order of the Senior Special Superior Court Judge for Complex Business Cases, came before the court for hearing, pursuant to North Carolina Rules of Civil Procedure 23(c) and 41, upon the parties’ proposed Stipulation and Order of Voluntary Dismissal, and was so heard on February 22, 2008; and

THE COURT, having considered the arguments, representations and filings of the parties; appropriate matters of record, and the ends of justice, FINDS and CONCLUDES that:

1. This civil action was commenced on December 19, 2007, upon the Plaintiffs filing of the Complaint Based Upon Self-Dealing and Breach of Fiduciary Duty (the “Complaint”) with the Clerk of Superior Court, Wake County.

2. The Complaint seeks relief on behalf of a class of those public shareholders of Waste Industries USA Inc. common stock, pursuant to North Carolina Rule of Civil Procedure 23 (“Rule 23”). (Compl. ¶¶ 16–20.)

3. On January 31, 2008, Plaintiffs filed a “Voluntary Dismissal Without Prejudice” (the “Voluntary Dismissal”), which provides, in substance, that: “Pursuant to Rule 41 of the North Carolina Rules of Civil Procedure, Plaintiff David Shaev Profit Sharing Account F/B/O Nora Vides . . . dismisses all claims asserted in the Complaint without prejudice.”

4. Plaintiffs filed the Voluntary Dismissal, purportedly pursuant to North Carolina Rule of Civil Procedure 41 (“Rule 41”), without first seeking an order of this court.

5. Rule 41(a)(1) provides, in part, that: “Subject to the provisions of Rule 23(c) and of any statute of this State, an action or any claim therein may be dismissed without order of court (i) by filing a notice of dismissal at any time before the plaintiff rest his case . . . .”

6. Accordingly, though Rule 41(a)(1) provides for the voluntary dismissal of an action by the Plaintiff without order of the court, the Rule is not without limitation. Such limitation includes the provisions of Rule 23(c).

7. Rule 23(c) provides, in part, that: “A class action shall not be dismissed or compromised without the approval of the judge.” Notably, Rule 23 does not differentiate between a putative class and a certified class in its proscription against dismissal without court approval.1

[1]

See Moody v. Sears, Roebuck and Co., 2007 NCBC 13 ¶ 57 (N.C. Super. Ct. May 7, 2007), http://www.ncbusinesscourt.net/opinions/2007%20NCBC%2013.pdf (comparing Federal Rule of Civil Procedure 23(e)(1)(a)—which requires court approval of a dismissal only if there is a certified class—with North Carolina Rule 23—which draws no such distinction—and concluding that the latter “plainly requires court approval before a class action can be dismissed or compromised, regardless of class certification.”)

8. Accordingly, by its explicit reference to Rule 23, Rule 41 does not provide a mechanism by which the Plaintiffs may voluntarily dismiss their class action without order of court.

9. Therefore, the Voluntary Dismissal Without Prejudice filed by Plaintiff on January 31, 2008 is declared MOOT; and the court now considers the proposed dismissal in light of the parties’ subsequently submitted Stipulation and Order of Voluntary Dismissal.

10. This class action is in its nascent stage and has not been certified; the Plaintiff has determined that it does not wish to proceed with this action; no putative class member will be prejudiced by the dismissal; and the Plaintiff and its counsel have not received any consideration in exchange for this dismissal.

11. Accordingly, the Complaint in this action should be dismissed without prejudice.

NOW THEREFORE, based upon the foregoing FINDINGS and CONCLUSIONS, it is hereby ORDERED, ADJUDGED, and DECREED that:

1. This civil action is DISMISSED without prejudice on the terms contained herein.

2. The parties shall bear their own fees and costs.

3. Under the circumstances, no notice to any putative class member is required.

4. Except for claims for which federal jurisdiction is exclusive, if any, counsel of record for the Plaintiff shall not file any claims regarding the Proposed Merger for any member of the putative class in any Court other than the North Carolina Superior Court for Wake County, with a simultaneous Designation as a Mandatory Complex Business Case, unless leave of this Court is first obtained for good cause shown.

SO ORDERED, this the 4th day of April, 2008.

/s/ John R. Jolly, Jr.
John R. Jolly, Jr.
Special Superior Court Judge for
Complex Business Cases